Exhibit 10.2

                         TECHNOLOGY ASSIGNMENT AGREEMENT
                          BETWEEN KADOMA TRADING, LTD.
                       AND ZIELINSKI, KOSICKA AND KSIAZEK

      This Technology Assignment Agreement ("Agreement") is made effective as of the last date set forth below ("Effective Date"), by and between KADOMA TRADING, LIMITED, a Cyprus company, having a principal office located at 20 East 63rd Street, New York, New York 10021 (the "Company"), on the one hand, and MAREK ZIELINSKI, an individual residing at 93-355 Lodz, Bialostocka 11/22, Poland ("Inventor"), DOBROSLAVA KOSICKA, an individual residing at 91-037 Lodz, Szamotulska 17/8, Poland ("Kosicka") (Kosicka and Inventor are referred to collectively, as the "Assignors") and ANDRZEI MAREK KSIAZEK, an individual residing at __________________________, Poland ("Ksiazek"), on the other hand.

                              W I T N E S S E T H:

      WHEREAS, the Inventor has invented certain methods and improvements relating to processing waste phosphogypsum, which are disclosed and claimed in a Polish patent application (the "Invention") prepared and filed by Kosicka on behalf of Inventor;

      WHEREAS, said Polish patent application is entitled "A Method For Processing Phosphogypsum Wastes," was duly filed June 23, 1997 with the Patent Office of Poland and assigned Serial Number P320762 (the "Patent Application," a copy of which, along with the certified English language translation thereof, is attached hereto as Exhibit 1); and

      WHEREAS, the Assignors desire to irrevocably sell and transfer to the Company, and the Company desires to receive, all right, title and interest in, to and under the Invention, the Patent Application and all Intellectual Property, including any Patents that may issue therefrom worldwide, upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, and intending to be legally bound hereby, the Company, the Assignors and Ksiazek hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "Actions" means any claim, action, lawsuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.




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      "Agreement" or "this Agreement" means this Technology Assignment
Agreement, dated as of the Effective Date, among the Company, the Assignors and Ksiazek, including all Exhibits and Schedules hereto, and all amendments hereto made in accordance with the provisions of Section 9.09.

      "Assignors" has the meaning specified in the Recitals to this Agreement.

      "Company" has the meaning specified in the Recitals to this Agreement and any successors to the Company.

      "Encumbrance" means any security interest, mortgage, lien, charge, cloud on title, adverse claim or restriction of any kind, including but not limited to, any restriction on the use, voting, transfer, receipt of income, or other exercise of any attributes of ownership.

      "Governmental Authority" means any national, state, or local government, governmental, regulatory, or administrative authority, agency or commission or any court, tribunal or judicial body or other institution for deciding disputes.

      "Initial Public Offering" means a first offering to the public of shares of stock in the Company, or a Person (as defined below) that controls, is controlled by, or is under common control with Company, through a stock exchange, underwriters, and investment bankers registered in the United States of America.

      "Intellectual Property" means all of the following: issued patents and patent applications, including patents of invention, provisional patents, dependent patents, patents of additions, and applications therefor; invention disclosures; and any and all divisions, continuations, continuations-in-part, reissues, reexamined patents, or extensions thereof; any counterparts claiming priority therefrom; utility models, certificates of invention and like statutory rights, issued in or subsisting under the laws of Poland, the United States, and any other nation or multinational patent granting authority of the world (the "Patents"); all rights to work, advertise, promote, practice, make, use, and sell the Invention and the subject matter of the Patent Application anywhere in the world, to the exclusion of all others including the Assignors; all rights to lease, license, sell, authorize use of, and otherwise exploit the Invention and the subject matter of the Patent to any Person anywhere in the world; all categories of trade secrets as defined in the Uniform Trade Secrets Act including, but not limited to, business information, know-how, and technology relating to the Invention; all Invention Records; all licenses and agreements pursuant to which the Assignors have acquired rights in or to any Patents, and agreements pursuant to which the Assignors have licensed or transferred the right to use any of the foregoing; and all rights to enforce any of the foregoing rights against anyone anywhere in the world.

      "Invention" has the meaning specified in the Recitals to this Agreement, and additionally shall mean the entire subject matter disclosed and claimed in the Patent Application.


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      "Invention Records" means all laboratory records, notes, test results, and other writings of the Inventor pertaining to the conception, reduction to practice, development, and testing of the Invention.

      "Inventor" has the meaning specified in the Recitals to this Agreement.

      "Liabilities" means any and all debts, liabilities, obligations, whether accrued or fixed, absolute or contingent, matured or un-matured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

      "Patent Application" has the meaning specified in the Recitals to this Agreement.

      "Person" means any individual, partnership, firm, corporation, association, syndicate, group, trust, unincorporated organization or other entity.

      "Successful Completion" of the Initial Public Offering shall mean that time if and when the investing public shall have invested the sum of Ten Million Dollars (US$10,000,000.00) in the stock of the Company that is offered in the Initial Public Offering.

      "Taxes" means any and all taxes, levies, duties, tariffs, imposts, and other similar fees or charges of any kind, foreign or domestic, together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto, imposed by any Governmental Authority or taxing authority, including, without limitation: taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net work; takes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties and tariffs.

      "University" means the University of Lodz (Uniwersytet Lodzki), located at 90-136 Lodz, Poland and any Person or legal entity that controls it, is controlled by it, or is under common control with it.

                                    ARTICLE 2

                          ASSIGNMENT OF THE TECHNOLOGY

      Section 2.01. Assignment. In consideration for the Assignment Fees paid or payable to Assignors hereunder, and in consideration for the promises of Company made hereunder, Assignors agree to assign and do hereby assign to the Company, all right, title, and interest in, to and under the Invention, the Patent Application, all Intellectual Property therein, and the Assignors' entire right to work the Invention for the purpose of gain or in the course of trade in Poland and throughout the world.


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      Section 2.02. Execution of Assignments. Concurrently with the execution of this Agreement, Assignors shall execute the short form Assignment attached hereto as Exhibit 2. The Company may record the executed short form Assignment at any time after execution with the Patent Office of Poland, the U.S. Patent & Trademark Office, and with the patent office or comparable registry of any nation of the world.

      Section 2.03. Additional Documents. Company's obligations under this Agreement are expressly conditioned upon Company's approval of the chain of title to the Invention, the Patent Application, and the Intellectual Property. The Assignors further agree to assist the Company in every reasonable way in perfecting the rights acquired by Company hereunder. Upon request by Company, Inventor and Assignors shall duly execute, acknowledge and deliver to Company, cause to be executed, acknowledged, and delivered to Company, any and all powers of attorney, legalizations, further assignments or instruments that Company may reasonably deem necessary, expedient or proper to carry out and effectuate the purposes and intent of this Agreement. Company shall have the right to place the same on record in the Patent Office of Poland, the U.S. Patent & Trademark Office, and elsewhere as Company may determine. In the event that Company, Inventor or Assignors fail to execute and/or deliver such additional documents, upon execution of this Agreement, all rights agreed to be transferred to Company under this Agreement shall be deemed irrevocably vested in Company effective upon the Effective Date.

      Section 2.04 Secondary Assignments Prohibited. Assignors shall not assign to, license to, dispose of or exploit for the benefit of any third party or Person anything assigned hereunder by Assignors to Company. Moreover, the Assignors agree not to engage in any activity, including entering into any arrangements and/or agreements with third parties, which would diminish the commercial value of the Invention, Patent Application and Intellectual Property, or inhibit, encumber, or impair the commercial exploitation of same by the Company or its successors in interest.

                                    ARTICLE 3

                                FEES AND PAYMENTS

      Section 3.01. Payment upon Execution. Issuance of Shares of Stock and Buyback Option. Upon execution of this Agreement by the parties and upon execution of the short form Assignment set forth in Exhibit 2 by Assignors, and in consideration for the rights granted to Company hereunder, Company shall cause to be paid to Assignors an Assignment Fee in the sum of One Hundred Thousand Dollars (US$100,000.00). In addition, Company shall cause to be issued to the following individuals the indicated allotment of shares of Company Stock:
Andrzei Marek Ksiazek, 100,000 shares; Marek Zielinksi, 200,000 shares; and Dobroslawa Kosicka, 200,000 shares, provided that the Company retains an option to buy back said shares from each individual at a maximum price of US$7.50 per share within a period of twenty-four months from the date of issuance of said shares ("Option Period"). Accordingly, Ksiazek, Zielinksi and Kosicka each hereby agrees not to sell or transfer his or


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her allotment of said shares and to maintain said shares free and clear of all
Encumbrances for the duration of the Option Period.

      Section 3.02. Further Payment. Upon Successful Completion of the Initial Public Offering, Company shall cause to be paid to Assignors a further Assignment Fee in the sum of One Million Four Hundred Thousand Dollars (US$1,400,000.00).

      Section 3.03. Payment Terms. All payments that are payable to Inventor or Assignors under this Agreement shall be payable in U.S. dollars and may be paid by Company check, wire transfer, or cash, at the election of Company.

      Section 3.04. Taxes. Inventor and Assignors shall have sole responsibility to pay or reimburse Company for all Taxes, if any, including penalties and interest, levied by any Governmental Authority as a result of the payments made to Inventor or Assignor under this Agreement as well as any costs associated with the collection or withholding such taxes or duties. Company shall withhold Taxes from such payments only if required to do so by Governmental Authority.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

      Section 4.01. Representations and Warranties of the Inventor. As an inducement to the Company to enter into this Agreement, the Inventor represents and warrants:

            (a) That he is the sole and original inventor of the Invention, and the entire subject matter disclosed and claimed in the Patent Application including all aspects of the Invention disclosed and claimed therein;

            (b) That the Invention and the subject matter claimed in the Patent Application have not been taken or copied from or based upon any other source (including without limitation any other invention or inventor), and are not based upon, derived or adapted from any Intellectual Property of any other Person in violation of any statute, legal obligation, or agreement to which Inventor is bound;

            (b) That this Agreement, each provision thereof, and entry into this Agreement by Inventor, shall not conflict with, violate, or result in the breach of any provision of any agreement or understanding by or between Inventor and any other Person, including University and any past or present employer of Inventor;

      Section 4.02. Representations and Warranties of Assignors. As an inducement to the Company to enter into this Agreement, the Assignors, individually and collectively, represent and warrant:


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            (a) That jointly they own all right, title, and interest in, to and under the Patent Application; that they hold the unqualified right to assign, transfer, and sell the Invention, the Patent Application, and all Intellectual Property therein, free and clear of any claims, demands, liens or other encumbrances of title, ownership or the like of any third party or Person; that there are no past or outstanding options, licenses, or assignments regarding all or a portion of the rights assigned hereunder; that other assignment or other transfer of the rights assigned hereunder has been granted or made to any other Person; that they have not done or permitted to be done any act or thing whereby any of the rights referred to in this Agreement have in any way been encumbered or impaired;

            (b) That each of them will cooperate with the Company and provide all reasonable assistance to the Company, both during prosecution of the Patent Application, including any opposition, appeal, or related proceedings, and during the entire period of enforceability of the Invention, the Patent Application, any patent issued thereon, and the Intellectual Property, necessary or requested by Company to facilitate or advance the prosecution, enforcement, or defense of the Invention, the Patent Application, the Intellectual Property, and any enforcement action, lawsuit, litigation, or claim relating thereto;

            (c) That to the best of the Assignors' knowledge, the Invention, the subject matter claimed in the Patent Application, Intellectual Property therein, and products produced according to them do not and will not infringe any Intellectual Property rights or any other proprietary right of any Person or give rise to any obligations to any Person as a result of co-authorship, co-inventorship, or an express or implied contract for any user or transfer;

            (d) That there are no Actions now pending or threatened to be brought before any Governmental Authority that could in any way impair, limit or diminish the Invention, the Patent Application, or any rights granted to the Company hereunder, or that challenge the legality, validity, enforceability, or title of Assignors in the Invention, the Patent Application, or the Intellectual Property therein;

            (e) That this Agreement has been duly executed and delivered by the Assignors and Ksiazek, and this Agreement constitutes a legal, valid and binding obligation of the Assignors and Ksiazek enforceable against Assignors and Ksiazek in accordance with its terms except as such enforceability may be limited by principles of public policy and subject to applicable laws;

            (f) That this Agreement, any provision thereof, and the acts of Assignors and Ksiazek in entering into this Agreement, shall not violate, conflict with, result in any breach of, constitute a default under, require any consent under, or give others any right of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any encumbrance on the Invention or the Patent Application under any agreement, understanding, or provision thereof entered into among Assignors, Ksiazek and any other Person;


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            (g) That the execution, delivery and performance of this Agreement by Assignors and Ksiazek do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any governmental authority;

            (h) That neither of the Assignors nor Ksiazek is under any obligation to pay any royalty or other compensation to any third party or Person or to obtain any approval or consent for the use of the Invention, the Patent Application, or any Intellectual Property therein;

            (i) That neither the Invention, the Patent Application, or any Intellectual Property therein is subject to any presently effective judgment, order, decree, stipulation, injunction, or charge;

            (j) That neither Assignor nor Ksiazek has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the Invention, the Patent Application, or the Intellectual Property;

            (k) That they have no notice or knowledge of any allegations or threats that the Invention, the Patent Application, Intellectual Property therein, or any practice thereof or product produced therefrom infringes upon or is in conflict with any Intellectual Property of any third party, and to the best of their knowledge, no basis exists for any such allegations or threats;

            (l) That neither Assignor has sent or otherwise communicated to any Person any notice, charge, claim, or assertion of any present, impending, or threatened infringement by any other Person of any Intellectual Property of Assignors or any Intellectual Property that Assignors have the right to use.

            (m) That no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of either Assignor or Ksiazek.

                                    ARTICLE 5

                          INDEMNIFICATION AND REMEDIES

      Section 5.01. Indemnification by Inventor. The Inventor agrees to defend, indemnify, and hold harmless the Company, its successors, assigns, licensees, officers and employees from and against any and all liability, losses, damages, costs, claims, expenses (including but not limited to reasonable attorneys fees), judgments and penalties arising of, resulting from, based upon or incurred because of the actual breach of any warranty made by Inventor hereunder.


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      Section 5.02. Indemnification by Assignors and Ksiazek. Assignors and
Ksiazek agree, individually and collectively, to defend, indemnify, and hold harmless the Company, its successors, assigns, licensees, officers and employees from and against any and all liability, losses, damages, costs, claims, expenses (including but not limited to reasonable attorneys fees), judgments and penalties arising of, resulting from, based upon or incurred because of the actual breach of any warranty made by Assignors and Ksiazek hereunder.

      Section 5.03. Infringement Indemnification by Assignors and Ksiazek. Assignors and Ksiazek agree, individually and collectively, to indemnify and hold harmless the Company, its successors, assigns, licensees, officers and employees from and against any and all actions, liability, losses, damages, settlements, costs, claims, royalties, expenses (including but not limited to reasonable attorneys fees), judgments and penalties (collective referred to as "Claims") arising of, resulting from, based upon or incurred because of infringement by the Invention, the Patent Application or the Intellectual Property therein of any Intellectual Property of any third party or other Person. The Company shall notify Assignors and Ksiazek of any such Claims. The Company in its sole discretion may elect to defend any such Claims or may elect to allow Assignors and Ksiazek to defend such Claims, and if Company elects the latter, Assignors and Ksiazek agree to vigorously and diligently defend such Claims provided that Company shall cooperate with Assignors and Ksiazek in such defense. In any case, Assignors and Ksiazek shall allow Company to direct and control all related settlement negotiations. If it is, or in the reasonable opinion of Assignors and Ksiazek there is a high probability that it will be, determined by a court of competent jurisdiction that the Invention, Patent Application, Intellectual Property therein or the sale or use thereof or any product thereof infringes any patent, copyright, trade secret or trademark of a third party or is enjoined from practicing any right granted to Company hereunder, then Assignors and Ksiazek may, at their sole expense, procure for Company under any applicable Intellectual Property the same rights and to the same extent as those granted under this Agreement.

      Section 5.04 Remedies of Inventor, Assignors and Ksiazek. Inventor, Assignors and Ksiazek agree that their sole remedy, individually or collectively, for any default by the Company hereunder, including the failure by the Company to pay any consideration payable to Inventor, Assignors, or Ksiazek hereunder, shall be an action against Company for such consideration and/or for damages. Specifically, Inventor, Assignors and Ksiazek agree that they, and each of them, shall have no right to enjoin the making, using, or selling of the Invention, Patent Application, Intellectual Property, or any method or product thereof, or to terminate or rescind any rights in the Invention, Patent Application, or Intellectual Property granted to Company hereunder, or to obtain any other form of equitable relief.

      Section 5.04. Remedies of Company. The Company shall have at all times, all rights and remedies that it has at law and in equity hereunder or otherwise.

      Section 5.05. Right of Company to Injunctive Relief. The rights that are the subject matter of this Agreement are of a special, unique, extraordinary and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately


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compensated for in damages in an action at law and which would cause Company great irreparable injury and harm. Accordingly, Company shall be entitled to injunctive relief, specific performance and other equitable relief to preserve its rights and interest in and to such rights as set forth in this Agreement. This provision shall not be construed as a waiver of any rights Company may have for damages or otherwise arising from any breach of this Agreement.

      Section 5.06. Limitation on Remedies. IN NO EVENT SHALL "COMPANY," ITS EMPLOYEES, OFFICERS, DIRECTORS, OR AGENTS BE LIABLE TO "INVENTOR" OR "ASSIGNORS" OR "KSIAZEK" FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR REVENUES OR ANTICIPATED SAVINGS, ARISING FROM ANY "ACTION" AS DEFINED HEREIN ARISING UNDER THIS AGREEMENT, EVEN IF "COMPANY" OR SUCH OTHER PARTY IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS. In no event shall the aggregate liability for damages of Company, its employees or agents, exceed the total amount actually paid to Inventor or Assignors or Ksiazek by Company under this Agreement.

      Section 5.07. Allocation of Risk. The provisions in this Agreement concerning limitation of liability, representations and warranties and damages allocate the risk of failure between Company on the one hand and Inventor, Assignors and Ksiazek on the other hand. Such allocation is reflected in the consideration paid for the rights granted hereunder and is an essential element of the basis of the bargain between Company on the one hand and Inventor, Assignors and Ksiazek on the other hand.

                                    ARTICLE 6

              OTHER OBLIGATIONS OF INVENTOR, ASSIGNORS AND KSIAZEK

      Section 6.01. Delivery of Invention Records. Promptly after execution of this Agreement, the Inventor shall deliver or cause to be delivered to the Company or its designated agent, all original Invention Records of the Inventor pertaining to the Invention and the Patent Application. The Inventor may retain a copy of such Invention Records.

      Section 6.02. Confidentiality. Assignors and Ksiazek acknowledge and agree that they or each of them has or may receive hereunder information which is marked confidential or is verbally designated confidential and constitutes the proprietary confidential information of the Company, and that Assignors' and Ksiazek's protection thereof is essential to this Agreement. Assignors and Ksiazek shall retain in strict confidence and not disclose to any third party (except as authorized by this Agreement) without Company's express written consent any and all such information.

      Section 6.03. Exceptions. Assignors and Ksiazek shall be relieved of this obligation of confidentiality to the extent any such information:


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                  (i) was in the public domain at the time it was disclosed or has become in the public domain through no fault of Assignors and Ksiazek;

                  (ii) Assignors can prove was known to Assignors and Ksiazek, without restriction, at the time of disclosure as shown by the files of Assignors and Ksiazek in existence at the time of disclosure;

                  (iii) is disclosed by Assignors and Ksiazek with the prior written approval of Company;

                  (iv) Assignor and Ksiazek can prove was independently developed by Assignor and Ksiazek without any use of Company's confidential information and by employees or other agents of Assignors and Ksiazek who have not had access to any of Company's confidential information; or

                  (v) becomes known to Assignors and Ksiazek, without restriction, from a source other than Company without breach of this Agreement by Assignors and Ksiazek and otherwise not in violation of Company rights.

      Section 6.04. Technical Consultation. For a period of five (5) year(s) after the Effective Date, the Inventor shall provide technical assistance and consultation to the Company in its efforts to commercialize and/or license the Invention and the subject matter claimed in the Patent Application throughout the world. In the course of providing such assistance and consultation to Company, Inventor may provide Company with information that Company uses, relies upon, or incorporates as part of its implementation and commercial use of the Invention and the subject matter claimed in the Patent Application. Company will own all of Inventor's right, title, interest and Intellectual Property in such information, and no such information shall be deemed Intellectual Property owned by Inventor.

                                    ARTICLE 7

                           ASSIGNMENT OF THE AGREEMENT

      Section 7.01. By Company. The Company may transfer and assign this Agreement or all or any of its rights hereunder to any Person, and in such event, Company shall be released and discharged from all executory obligations hereunder, and Inventor, Assignors and Ksiazek shall look solely to such Person for performance thereof.

      Section 7.02. By Inventor, Assignors and Ksiazek. Inventor, Assignors and Ksiazek, individually or collectively, may not assign this Agreement or their rights hereunder, in whole or in part, without Company's prior written approval. Any such purported assignment without Company's prior written approval shall be deemed void. This Agreement shall inure to the benefit of the parties' permitted successors, licensees and assigns.


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                                    ARTICLE 8

                          TERM, RENEWAL AND TERMINATION

      Section 8.01. Termination. This Agreement may be terminated at any time:

      (a) by the Company immediately upon written notice to Inventor or Assignors or Ksiazek if (i.) Inventor breaches or is found to be in breach of any representation or warranty made by Inventor herein, or (ii.) either Assignor or Ksiazek breaches or is found to be in breach of any representation or warranty made by Assignors or Ksiazek herein, or (iii.) either Assignor or Ksiazek breaches or is found to be in breach of its obligations under Section
6.02 ("Confidentiality") hereof; or

      (b) by the Company immediately upon written notice to Inventor or Assignors if any Governmental Authority shall have issued a final, non-appealable order, decree or ruling or taken any other action (i.) permanently enjoining or otherwise prohibiting the enforcement of any of the rights assigned by Assignors to Company hereunder, (ii.) declaring any patent that shall have issued from the Patent Application to be invalid, not valid, void, or unenforceable, or (iii) declaring the Patent Application invalid or not patentable in any opposition proceeding; or

      (c) by the mutual written consent of the Company and the Inventor, or by the Company and both Assignors, or by the Company, both Assignors and Ksiazek.

      Section 8.02. Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement or for breach of any representation or warranty made hereunder.

                                    ARTICLE 9

                               GENERAL PROVISIONS

      Section 9.01. Controlling Law. This Agreement shall be construed and enforced under the laws of the State of New York applicable to agreements entered into and performed wholly within New York. In any action to enforce or construe this Agreement, the parties hereto agree to submit to the jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York which the parties acknowledge and agree are convenient forums in which to litigate any such action. The parties waive any right to transfer such action to any other court and expressly consent to the permanent jurisdiction of such courts regarding the resolution of any disputes hereunder and agree to be bound by the judgment rendered by such courts.


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

      Section 9.02. Independent Contractor. Neither party has any authority to make any statement, representation, warranty or other commitment on behalf of the other. This Agreement does not create any agency, employment, partnership, joint venture or similar relationship between Company, Inventor, Assignors, or Ksiazek.

      Section 9.03. Force Majeure. Neither party shall be liable for any delay or failure to meet its obligations under this Agreement due to circumstances beyond its reasonable control, including but not limited to war, riot, insurrection, civil commotion, labor strikes or lockouts, shortages, factory or other labor conditions, fire, flood, earthquake or storm.

      Section 9.04. Severability. If any provision of this Agreement should be held unenforceable or invalid for any reason, such holding shall not affect the enforceability or validity of the remaining provisions, and the parties will substitute for such provisions an enforceable and valid provision which most closely approximates the intent and economic effect of the unenforceable or invalid provision.

      Section 9.05. Waiver. No waiver of any obligation under this Agreement shall be valid unless set forth in a writing signed by the party to be bound thereby. Any waiver of a term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

      Section 9.06. Expenses. Each party shall bear its own costs and expenses incurred in connection with this Agreement.

      Section 9.07. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed given upon receipt, and shall be given in writing and shall be given or made by delivery in person, by courier service, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

      (a) If to the Company:

      Kadoma Trading, Ltd.
      20 East 63rd Street
      New York, New York 10021

      (b) If to the Inventor:

      Marek Zielinski
      93-355 Lodz,
      Bialostocka 11/22, Poland

      (c) If to the Assignors:

      Marek Zielinski                    and            Dobroslava Kosicka
      93-355 Lodz,                                      91-037 Lodz,
      Bialostocka 11/22, Poland                         Szamotulska 17/8, Poland

      (d) If to the Ksiazek:

      Andrzei Marek Ksiazek
      _____________________,
      _____________________, Poland

      Section 9.08. Public Announcements. No party to this Agreement, including Ksiazek, shall make, or cause to be made, any press release or public announcement relating to this Agreement without prior consent of the other party, subject to the Company's obligations to comply with applicable securities laws, and the parties shall cooperate as to the timing and contents of any such release or announcement.

      Section 9.09. Entire Agreement. This Agreement, including the attached Exhibits, constitutes the entire agreement between Company, Inventor, Assignors and Ksiazek with respect to its subject matter, and supersedes any prior or contemporaneous written or oral understandings, agreements, or arrangements between Customer, Inventor, Assignors and Ksiazek on the subject matter hereof. No amendment of this Agreement will be enforceable unless set forth in writing signed by the party against which enforcement is sought. This Agreement may be executed in duplicate counterparts, which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties, including Ksiazek, hereto have caused this Agreement to be executed by their duly authorized representatives.

KADOMA TRADING, LTD.                         MAREK ZIELINSKI
("Company")                                  ("Inventor" and an "Assignor")

By /s/ Andreas Skentzos Kalligeris           By /s/ Marek Zielinski
   --------------------------------             --------------------------------
Name: ANDREAS SKENTZOS KALLIGERIS            Name: MAREK ZIELINSKI
Title:    DIRECTOR                           Date: 30/9/97
Date:     30/9/97

DOBROSLAWA KOSICKA                           ANDRZEI MAREK KSIAZEK
(an "Assignor")

By /s/ Dobroslawa Kosicka                    By /s/ Andrzei Marek Ksiazek
   --------------------------------             --------------------------------
Name: DOBROSLAWA KOSICKA                     Name: ANDRZEI MAREK KSIAZEK
Date: 30/09/97                               Date: 30/9/97

                               A S S I G N M E N T

      WHEREAS, Marek Zielinski, an individual residing at 93-355 Lodz, Bialostocka 11/22 Poland ("Inventor"), and Dobroslava Kosicka, an individual residing at 91-037 Lodz, Szamotulska 17/8 Poland ("Kosicka") (Kosicka and Inventor are referred to collectively, as the "Assignors"), Assignors Polish Priority Patent Application P 320762, filed June 23, 1997 for "A Method For Processing Phosphogypsum Wastes", Kosicka having an interested in the aforementioned Patent Application by virtue of an agreement between Inventor and Kosicka dated September 30, 1997.

      WHEREAS, Kadoma Trading, Ltd., a company organized and existing under the laws of the Country of Cyprus, and having a place of business at 20 East 63rd Street, New York, NY 10021, is desirous of acquiring the entire right, title and interest, including the right to bring a patent infringement lawsuit for past infringement, in and to the aforesaid Patent Application, and in, to and under any and all Letters Patent that may be granted as a result thereof in any and all countries;

      NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, the said Assignors have sold, assigned, transferred and set over to said Kadoma Trading, Ltd., the entire right, title and interest including the right to bring a patent infringement lawsuit for past infringement, in and to the aforesaid Patent Application, and in, to and under any and all Letters Patent that may be granted as a result thereof in any and all countries, and any and all extensions, divisions, reissues, substitutes, renewals, or continuations thereof, and the right to all benefits under the International Convention for the Protection of Industrial Property, the same to be held and enjoyed by said Kadoma Trading, Ltd., its successors, assigns and legal representatives, to the full end of the term or terms for which said Letters Patent may be granted, reissued or extended as fully as the same would have been held and enjoyed in full by the Assignors had this assignment, sale or transfer not been made; and said Assignors hereby authorize and request the Commissioner of Patents of the United States and any official of any country or countries foreign to the United States whose duty it is to issue patents to issue to said Kadoma Trading, Ltd., assignee of the entire right, title and interest therein, including the right to bring a patent infringement lawsuit for past infringement, any and all Letters Patent of the United States or of said foreign country or countries, which may be issued or granted as a result of the Patent Application hereinbefore identified, in accordance with the terms of this agreement, and hereby covenant that Assignors have the full right to convey the entire interest herein assigned and that Assignors have not executed and will not execute any agreement in conflict herewith.

      IN TESTIMONY WHEREOF, has caused these presents to be signed by an officer thereunto duly authorized, and its seal to be affixed and attested this 30th day of September, 1997.


                                        /s/ Marek Zielinski
                                        ---------------------------------
                                        Name: Marek Zielinski

                                             30-9-97
                                        ---------------------------------
                                        Date:

SEAL OF NOTARY PUBLIC
ATTEST:

KONSTANTIA KAZA
ATTORNEY AT LAW
A.M. 3070
47, OMIROU STREET
ATHENS - GREECE



                                        /s/ Dobroslava Kosicka
                                        ---------------------------------
                                        Name: Dobroslava Kosicka

                                             30-9-97
                                        ---------------------------------
                                        Date:

SEAL OF NOTARY PUBLIC
ATTEST:

KONSTANTIA KAZA
ATTORNEY AT LAW
A.M. 3070
47, OMIROU STREET
ATHENS - GREECE

                           RECEIPT OF U.S.$100,000.00

I, the undersigned, Marek Zielinski, of 58-305 Walbrzych, Krasickiego 23/5, Poland, hereby confirm that I have received the amount of US$100,000.- as deposit for selling to KADOMA TRADING LIMITED of 20, East 63rd Street, New York, N.Y. 10021, U.S.A., the patent Number P 320762 declared in Poland under number P-320762 as per relevant contract.

30th September 1997


/s/Marek Zielinski
---------------------------
Marek Zielinski